Exhibit 10.1

Execution Copy

AMENDED AND RESTATED PLEDGE AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this “Agreement”), is dated as of May 5, 2011, by Ameritrans Capital Corporation, a corporation organized under the laws of the State of Delaware (the “Pledgor”), in favor of Ameritrans Holdings LLC, a limited liability company organized under the laws of the State of Delaware (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, pursuant to the Senior Secured Note, dated as of January 19, 2011 between the Secured Party and the Pledgor (the “Note”), the Secured Party provided loans to the Pledgor on the terms and conditions set forth therein;

WHEREAS, on January 19, 2011, the Pledgor entered into that certain Stock Pledge Agreement (the “Original Pledge Agreement”) pursuant to which the Pledgor pledged 100% of the issued and outstanding capital stock of Elk Associates Funding Corporation (“Elk”), which consists of one share of common stock, par value $0.01 per share, of Elk (the “Elk Common Stock”) to the Secured Party;

WHEREAS, as a condition precedent to the Secured Party’s agreement to terminate and release any and all security interests, pledges, assignments and liens in the Elk Common Stock created pursuant to the Original Pledge Agreement (the “Release”), the Pledgor is required to execute and deliver this Agreement thereby (i) amending and restating the terms of the Original Pledge Agreement and (ii) recasting and restating in their entirety the Pledgor’s pledge of the Collateral (as defined below) to secure the Obligations (as defined below); and

WHEREAS, the Pledgor (i) has derived and will continue to derive substantial benefit from the transactions contemplated by the Note and (ii) derives substantial benefit from the Release and is, therefore, willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to enter into the Release, the Pledgor hereby agrees with the Secured Party as follows:

Defined Terms.  Unless otherwise defined herein, capitalized terms used but not defined herein have the meaning set forth in the Note.  Terms defined in the Code which are not otherwise defined in this Agreement or in the Note are used in this Agreement as defined in the Code.  As used herein, the following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

“Account Debtor” means any Person who may become obligated to the Pledgor under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by the Pledgor, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of the Pledgor’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of the Pledgor’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to the Pledgor for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by the Pledgor or in connection with any other transaction (whether or not yet earned by performance on the part of the Pledgor), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Agreement” has the meaning set forth in the Preamble.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by the Pledgor, wherever located.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in the Note and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” has the meaning set forth in Section 1.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by the Pledgor, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Pledgor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Control Letter” means a letter agreement between the Secured Party and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of the Pledgor, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of the Pledgor, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by the Pledgor, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of the Secured Party on such financial assets, and agrees to follow the instructions or entitlement orders of the Secured Party without further consent by the Pledgor.

“Deposit Accounts” means all “deposit accounts” as such term in defined in the Code, now or hereafter held in the name of the Pledgor.

“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by the Pledgor, wherever located.

"Equipment" means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by the Pledgor, wherever located and, in any event, including the Pledgor’s equipment, including data processing and computer equipment, embedded software and peripheral equipment, office machinery, furniture, materials, tools, attachments, accessories, automotive equipment, motor vehicles and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Excluded Items” means (i) the Elk Common Stock and all other equity interests of Elk now or hereafter owned by the Pledgor, (ii) any permit or license or any Contract entered into by the Pledgor (A) that prohibits or requires the consent of any Person other than the Pledgor and its Affiliates as a condition to the creation by Pledgor of a Lien on any right, title or interest in such permit, license or Contract or any stock or stock equivalent related thereto or (B) to the extent that any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other requirement of law, (iii) fixed or capital assets owned by Pledgor that is subject to a purchase money Lien or a capital lease if the Contract pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than the Pledgor and its Affiliates as a condition to the creation of any other Lien on such equipment and (iv) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property)..

“Event of Default” has the meaning set forth in Section 5 hereof.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by the Pledgor.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by the Pledgor, including all right, title and interest that the Pledgor may now or hereafter have in or under any Contract, all payment intangibles, all customer lists, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments, and other property in respect of or in exchange for Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Pledgor or any computer bureau or service company from time to time acting for the Pledgor.

“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by the Pledgor, wherever located.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by the Pledgor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by the Pledgor, wherever located.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by the Pledgor, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares, (ii) all securities entitlements of the Pledgor, including the rights of the Pledgor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account, (iii) all securities accounts of the Pledgor, (iv) all commodity contracts of the Pledgor and (v) all commodity accounts of the Pledgor.

“Letter of Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by the Pledgor, including rights to payment or performance under a letter of credit, whether or not the Pledgor, as beneficiary, has demanded or is entitled to demand payment or performance.

“Obligations” means, collectively, “Obligations” as such term is defined in the Note, including, without limitation, all obligations of the Pledgor hereunder.

“Pledgor” has the meaning set forth in the Preamble.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (c) any recoveries by the Pledgor against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (d) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (e) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Secured Party” has the meaning set forth in the Preamble.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications thereto.

SECTION 1.  Pledge.

(a)

As security for the payment and performance, as the case may be, in full of the Obligations and to secure the performance of the agreements and covenants hereunder, the Pledgor hereby pledges, assigns, hypothecates, transfers, sets over and delivers unto the Secured Party for its benefit, and grants to the Secured Party for its benefit, a security interest in all of the Pledgor’s right, title and interest in to and under all personal property and other assets other than the Excluded Items whether now owned by or owing to, or hereafter acquired by or arising in favor of the Pledgor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Pledgor, and regardless of where located (all of which other than the Excluded Items being hereinafter referred to as the “Collateral”), including (i) all Accounts, (ii) all Chattel Paper, (iii) all Documents (other than those related to the Excluded Items), (iv) all General Intangibles (including payment intangibles and Software), (v) all Goods (including Inventory, Equipment and Fixtures), (vi) all Instruments (other than those related to the Excluded Items), (vii) all Investment Property (other than the Excluded Items), (viii) all Deposit Accounts of the Pledgor and all deposits therein, (ix) all money, cash or cash equivalents of the Pledgor, (x) all Supporting Obligations and Letter of Credit Rights of the Pledgor, , and (xi) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing. In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce the Secured Party as aforesaid, the Pledgor hereby grants to the Secured Party a right of set-off against the property of the Pledgor held by Secured Party, consisting of property described above in the prior sentence now or hereafter in the possession or custody of or in transit to the Secured Party, for any purpose, including safekeeping, collection or pledge, for the account of the Pledgor, or as to which the Pledgor may have any right or power.

SECTION 2.  Secured Party’s Rights; Limitations on Secured Party’s Obligations.

(a)

It is expressly agreed by the Pledgor that, anything herein to the contrary notwithstanding, the Pledgor shall remain liable under each of its Contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it  thereunder.  The Secured Party shall not have any obligation or liability under any Contract or license by reason of or arising out of this Pledge Agreement or the granting herein of a Lien thereon or the receipt by the Secured Party of any payment relating to any Contract or license pursuant hereto.  The Secured Party shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Pledgor under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)

The Secured Party may at any time after an Event of Default has occurred and is continuing without prior notice to the Pledgor, notify Account Debtors and other Persons obligated on the Collateral that the Secured Party has a security interest therein, and that payments shall be made directly to the Secured Party.  Upon the request of the Secured Party, the Pledgor shall so notify Account Debtors and other Persons obligated on Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the Pledgor shall not give any contrary instructions to such Account Debtor or other Person without the Secured Party’s prior written consent.

(c)

The Secured Party may at any time after an Event of Default has occurred and is continuing in the Secured Party’s own name, in the name of a nominee of the Secured Party or in the name of the Pledgor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to the Secured Party’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles.  If an Event of Default shall have occurred and be continuing, the Pledgor, at its own expense, shall prepare and deliver to the Secured Party at any time and from time to time promptly upon the Secured Party’s request the following reports with respect to the Pledgor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as the Secured Party may request.

SECTION 3.  Representations, Warranties and Covenants. The Pledgor hereby represents, warrants and covenants to and with the Secured Party that:

(a)

the Pledgor: (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated, (ii) has rights in each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens (other than Permitted Liens) and (iii) will defend its rights in each item of the Collateral against any and all Liens (other than the Liens created by this Agreement and Permitted Liens) and claims, however arising, of any Person;

(b)

no consent of any other Person (including the stockholders or creditors of the Pledgor) and no consent or approval of any governmental authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

(c)

this Agreement is the legal, valid and binding obligation of the Pledgor and is enforceable against the Pledgor in accordance with its terms;

(d)

no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by the Pledgor in favor of the Secured Party pursuant to this Agreement or the Note, and (ii) in connection with any other Permitted Liens;

(e)

this Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of the Secured Party, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code; such Lien is prior to all other Liens, except Permitted Liens that would be prior to Liens in favor of the Secured Party as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from the Pledgor;  all action by the Pledgor necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken;

(f)

Schedule II hereto lists all Instruments (other than those related to the Excluded Items), Letter of Credit Rights and Chattel Paper of the Pledgor in excess of $100,000 individually;  All action by the Pledgor necessary or desirable to protect and perfect the Lien of the Pledgor on each item set forth on Schedule II (including the delivery of all originals thereof to the Secured Party and the legending of all Chattel Paper as required by Section 4(b) hereof) has been duly taken; The Lien of the Secured Party on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Liens that would be prior to the Liens in favor of the Secured Party as a matter of law, and is enforceable as such against any and all creditors of and purchasers from the Pledgor; and

(g)

the Pledgor’s name as it appears in official filings in the state of its incorporation, the type of entity of the Pledgor (including corporation, partnership, limited partnership or limited liability company), the organizational identification number issued by the Pledgor’s state of incorporation or organization or a statement that no such number has been issued, the Pledgor’s state of incorporation, the location of the Pledgor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto; the Pledgor has only one state of incorporation.

SECTION 4.  COVENANTS.  The Pledgor covenants and agrees with the Secured Party that from and after the date of this Agreement:

(a)

Further Assurances; Pledge of Instruments; Chattel Paper.

(i)

At any time and from time to time, upon the written request of the Secured Party and at the sole expense of the Pledgor, the Pledgor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Secured Party may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Secured Party of any license or Contract held by the Pledgor and to enforce the security interests granted hereunder, and (B) filing any financing or continuation statements or similar statements with respect to the Liens granted hereunder.

(ii)

Unless the Secured Party shall otherwise consent in writing (which consent may be revoked), the Pledgor shall deliver to the Secured Party all Collateral consisting of negotiable Documents, certificated securities (other than the Excluded Items), Chattel Paper and Instruments in excess of $100,000 other than the Excluded Items (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after the Pledgor receives the same.

(iii)

If not waived by the Secured Party in writing (which waiver may be revoked), the Pledgor shall obtain authenticated Control Letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for the Pledgor.

(iv)

The Pledgor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for the Pledgor other than its payroll, benefits, trust, petty cash, or other local collection accounts (so long as the proceeds in such local collection accounts are wire transferred at least weekly to a Deposit Account over which Secured Party has a perfected Lien.

(v)

The Pledgor shall take all steps necessary to grant the Secured Party control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(vi)

The Pledgor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Pledgor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Pledgor is an organization, the type of organization and any organization identification number issued to the Pledgor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates.  The Pledgor agrees to furnish any such information to the Secured Party promptly upon request.  The Pledgor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(vii)

The Pledgor shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify the Secured Party of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by the Secured Party, the Pledgor shall enter into a supplement to this Agreement, granting to the Secured Party a Lien in such commercial tort claim.

(viii)

The Pledgor hereby covenants and agrees that promptly after the date of this Agreement but in any event no later than 30 days after the date hereof (or, in respect of any Life Settlement Contract issued after the date of this Agreement, promptly after the date of acquisition), to establish one or more special purpose entities (each an “SPV”) and to transfer to such SPVs all life settlement contracts  pursuant to which the Company is a beneficiary (“Life Settlement Contracts”).  In connection therewith, the Pledgor shall promptly duly execute and deliver any and all such further instruments and documents and take such further actions as the Secured Party may reasonably deem desirable to pledge the ownership interest in such SPVs to the Secured Party to obtain the full benefits of this Agreement and of the rights and powers herein granted, with respect to each such SPV.

(b)

Maintenance of Records.  The Pledgor shall keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  The Pledgor shall mark its books and records pertaining to the Collateral to evidence this Agreement and the Liens granted hereby.  If the Pledgor retains possession of any Chattel Paper or Instruments with the Secured Party’s consent, such Chattel Paper and Instruments (other than the Excluded Items) shall be marked with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of Ameritrans Holdings LLC.”

(c)

Indemnification.  In any suit, proceeding or action brought by the Secured Party relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, the Pledgor will save, indemnify and keep the Secured Party harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by the Pledgor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Pledgor, except in the case of the Secured Party, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of the Secured Party as finally determined by a court of competent jurisdiction.  All such obligations of the Pledgor shall be and remain enforceable against and only against the Pledgor and shall not be enforceable against the Secured Party.

(d)

Compliance with Terms of Accounts, etc.  In all material respects, the Pledgor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(e)

Limitation on Liens on Collateral.  The Pledgor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of Pledgor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(f)

Negative Pledge. The Pledgor: (i) will continue to be the direct owner, beneficially and of record, of the Elk Common Stock, (ii) will hold the Elk Common Stock and the Collateral free and clear of all Liens (other than Permitted Liens) and of all other rights or options in favor of, or claims of, any other Person, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or Lien on, the Elk Common Stock or in any of the Collateral, (iv) will not cause Elk to issue any additional capital stock or agree to issue any additional capital stock and (v) will take all actions to cause Elk not to issue any additional capital stock or agree to issue any additional capital stock unless otherwise required by Law.

(g)

Further Identification of Collateral.  The Pledgor will, if so reasonably requested by the Secured Party, furnish to the Secured Party, as often as the Secured Party requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in such detail as the Secured Party may specify.

(h)

Notices.  The Pledgor will advise the Secured Party promptly, in reasonable detail, (i) of any Lien (other than any Permitted Lien) or claim made or asserted against any of the Collateral or the Elk Common Stock and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under the Note.

(i)

Good Standing Certificates.  Not less frequently than once during each calendar quarter, the Pledgor shall, unless the Secured Party shall otherwise consent, provide to the Secured Party a certificate of good standing from its state of incorporation.

(j)

No Reincorporation.  The Pledgor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of the Secured Party.

(k)

Terminations; Amendments Not Authorized.  The Pledgor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party and agrees that it will not do so without the prior written consent of the Secured Party, subject to the Pledgor's rights under Section 9-509(d)(2) of the Code.

SECTION 5.  Events of Default. The following shall be an “Event of Default” under this Agreement:

(a)

An “Event of Default” as defined in the Note;

(b)

Default by the Pledgor in the observance or performance of any covenant or agreement herein; or

(c)

Any representation or warranty made by the Pledgor herein shall prove to have been incorrect in any material respect at the time made.

SECTION 6.  Remedies upon Default.

(a)

In addition to all other rights and remedies granted to it under the Note and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, the Secured Party may exercise all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, the Pledgor expressly agrees that in any such event the Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of the Pledgor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving the Pledgor or any other Person notice and opportunity for a hearing on the Pledgor’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  The Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Secured Party, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Pledgor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  The Secured Party shall have the right to conduct such sales on the Pledgor’s premises or elsewhere and shall have the right to use the Pledgor’s premises without charge for such time or times as the Secured Party deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, the Pledgor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Pledgor at a place or places designated by the Secured Party which are reasonably convenient to the Secured Party and Pledgor, whether at Pledgor’s premises or elsewhere.  Until the Secured Party is able to effect a sale, lease, or other disposition of Collateral, the Secured Party shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Secured Party.  The Secured Party shall have no obligation to the Pledgor to maintain or preserve the rights of the Pledgor as against third parties with respect to Collateral while Collateral is in the possession of the Pledgor.  The Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Secured Party’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.  The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations, and only after so paying over such net proceeds, and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to the Pledgor.  To the maximum extent permitted by applicable law, the Pledgor waives all claims, damages, and demands against the Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of he Secured Party as finally determined by a court of competent jurisdiction.  The Pledgor agrees that ten (10) days prior notice by the Secured Party the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  The Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by the Secured Party to collect such deficiency.

(b)

Except as otherwise specifically provided herein, the Pledgor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(c)

To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Pledgor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (i) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Pledgor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral.  The Pledgor acknowledges that the purpose of this Section 6(c) is to provide non-exhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6(c).  Without limitation upon the foregoing, nothing contained in this Section 6(c) shall be construed to grant any rights to the Pledgor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 6(c).

(d)

The Secured Party shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, the Pledgor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  The Secured Party shall not be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative.  To the extent it may lawfully do so, the Pledgor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

SECTION 7.  Appointed Attorney-in-Fact: Other Provisions Regarding Secured Party.

(a)

The Pledgor hereby appoints the Secured Party the attorney-in-fact of the Pledgor for the purposes of carrying out the provisions of this Agreement or taking any action or executing any instrument which the Secured Party may deem reasonably necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Secured Party shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Secured Party’s name or in the name of the Pledgor, to (a) ask for, demand, sue for, collect, receive and give acquittance for any and all monies due or to become due under or by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor constituting Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same, (b) change the mailing address of the Pledgor, open a post office box on behalf of the Pledgor, open mail for the Pledgor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of the Pledgor, (c) effect any repairs to any asset of the Pledgor, or continue to obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies, (d) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Pledgor or its property, (e) defend any suit, action or proceeding brought against the Pledgor if the Pledgor does not defend such suit, action or proceeding or if the Secured Party believes that the Pledgor is not pursuing such defense in a manner that will maximize the recovery to the Secured Party, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate, (f) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to the Pledgor whenever payable and to enforce any other right in respect of the Pledgor’s property, (g) cause the certified public accountants then engaged by the Pledgor to prepare and deliver to the Secured Party at any time and from time to time, promptly upon the Secured Party’s request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory, (h) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of the Pledgor in and under the Contracts and other matters relating thereto, (i) to file financing statements with respect to this Agreement, with or without the Pledgor’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Pledgor’s name such financing statements and amendments thereto and continuation statements which may require the the Pledgor’s signature and (j) execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though the Secured Party were the absolute owner of the property of the Pledgor for all purposes, and to do, at the Secured Party’s option and the Pledgor’s expense, at any time or from time to time, all acts and other things that the Secured Party reasonably deems necessary to perfect, preserve, or realize upon Pledgor’s property or assets and the Secured Party’s Liens thereon, all as fully and effectively as Pledgor might do; provided, however, that nothing herein contained shall be construed as requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken by the Secured Party or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Secured Party.

(b)

If the Pledgor fails to perform any covenant or agreement contained herein, the Secured Party may (but shall not be required to) itself perform, or cause performance of, such covenant or agreement and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor under Section 11.

(c)

The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

(d)

The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Code or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account.  Neither the Secured Party nor any of its employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.  The Secured Party shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither the Secured Party nor any of its employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder.

SECTION 8.  No Waiver.  No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.  The Secured Party shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by the Secured Party.

SECTION 9.  Security Interest Absolute.  The obligations of the Pledgor under this Agreement are independent of the obligations under the Note, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement.  All rights of the Secured Party hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Note; (b) any change in the time, manner or place of payment of, or in any other term of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement or instrument; (c) any exchange, release, amendment or waiver of, or consent to or departure from, any guaranty of the Obligations; (d) any change, restructuring or termination of the corporate structure or existence of the Pledgor or Elk; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or in respect of this Agreement.

SECTION 10.  Further Assurances.  The Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Secured Party may at any time reasonably request in connection with the administration and enforcement of this Agreement, with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Secured Party its rights and remedies hereunder.

SECTION 11.  Secured Party’s Fees and Expenses.

(a)

The Pledgor agrees to pay upon demand to the Secured Party the amount of any and all expenses, including the fees and expenses of its counsel (excluding the allocated fees and expenses of in-house counsel) and of any experts or agents, which the Secured Party may incur in connection with the exercise or enforcement of any of the rights of the Secured Party hereunder.

(b)

Without limiting the foregoing, the Pledgor agrees to pay, and to save the Secured Party harmless from, and to indemnify the Pledgor  against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, or arising out of or relating to the Secured Party’s relationship with the Pledgor hereunder or under the Note. Any such amounts payable as provided hereunder shall be additional Obligations.

(c)

The agreements in this Section 11 shall survive repayment of the Obligations and all other amounts payable under the Note.

SECTION 12.  Binding Agreement; Assignments.  This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral or any part thereof, or any cash or property held by the Secured Party as Collateral under this Agreement, except as contemplated by this Agreement.

SECTION 13.  Governing Law.  This Agreement, including any claim or controversy arising out of the subject matter hereof, shall be governed by and construed in accordance with federal law and, in the absence of controlling federal law, by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would result in the application of any other law.

SECTION 14.  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 15.  Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or electronic mail, addressed as follows:

(a)

if to Pledgor, at

Ameritrans Capital Corporation
50 Jericho Quadrangle
Jericho, New York  11753
Attention:  Michael Feinsod
E-mail:  feinsod@ameritranscapital.com

With a copy to:

Elliot Press, Esq.
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York  10022
Fax:  (212) 940-6621
Elliot.press@kattenlaw.com

(b)

if to the Secured Party,

Ameritrans Holdings LLC
Columbus Nova
900 3rd Ave, 19th Floor
New York, NY 10017
Attn: Paul Lipari
Fax: (646) 359-4800

With a copy to:

James C. Gorton, Esq.
Latham & Watkins, LLP
885 Third Avenue
New York, NY 10022
Fax: 212-751-4864
email: james.gorton@lw.com

All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a nationally recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile transmission or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

SECTION 16.  Severability.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal and unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 17.  Section Headings.  The section and other headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 18.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 19.  Termination.

(a)

At such time as all of the Obligations (other than any indemnity and similar obligations which expressly survive termination of this Agreement or the Note and that are not then due and payable) have been paid irrevocably and in full, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party and the Pledgor shall terminate, and the Collateral shall automatically be released from the pledge and security interests created hereby, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor.  At the request and sole expense of the Pledgor following any such termination, the Secured Party shall deliver to the Pledgor any Collateral then held by the Secured Party hereunder and shall execute and deliver to the Pledgor, but without recourse to or warranty by the Secured Party, such Uniform Commercial Code termination statements and similar documents prepared by the Pledgor which the Pledgor shall reasonably request to evidence the release of the Collateral from the security constituted hereby.

(b)

Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor for liquidation or reorganization, should the Pledgor become insolvent or make an assignment for any benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment, or any part thereof, had not been made.

NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS INSTRUMENT, ANY FORECLOSURE, SALE, TRANSFER OR OTHER DISPOSITION OF, OR THE EXERCISE OF ANY RIGHT TO VOTE OR CONSENT WITH RESPECT TO, ANY OF THE COLLATERAL AS PROVIDED HEREIN OR ANY OTHER ACTION TAKEN OR PROPOSED TO BE TAKEN HEREUNDER, SHALL BE MADE IN ACCORDANCE WITH THE SMALL BUSINESS INVESTMENT ACT OF 1958, AS AMENDED AND ANY APPLICABLE RULES AND REGULATIONS OF THE SMALL BUSINESS ADMINISTRATION.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS INSTRUMENT, THE SECURED PARTY SHALL NOT, WITHOUT FIRST OBTAINING THE CONSENT OR APPROVAL OF THE SMALL BUSINESS ADMINISTRATION, TAKE ANY ACTION PURSUANT TO THIS INSTRUMENT IF ANY SUCH ACTION  WOULD REQUIRE, UNDER THEN EXISTING LAW, THE PRIOR CONSENT OR APPROVAL OF THE SMALL BUSINESS ADMINISTRATION.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed, as of the day and year first above written.

AMERITRANS HOLDINGS LLC

By: /s/ Andrew Intrater

Name: Andrew Intrater

Title: Chief Executive Officer

[Signature Page to Amended and Restated Pledge Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed, as of the day and year first above written.

AMERITRANS CAPITAL CORPORATION

By: /s/ Michael Feinsod

Name: Michael Feinsod

Title: President and Chief Executive Officer

[Signature Page to Amended and Restated Pledge Agreement]

SCHEDULE I

FILING STATEMENTS

SCHEDULE II

INSTRUMENTS,

CHATTEL PAPER

AND

LETTER OF CREDIT RIGHTS

SCHEDULE III

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL

AND RECORDS CONCERNING COLLATERAL

I.

Pledgor’s official name:

II.

Type of entity (e.g. corporation, partnership, business trust, limited partnership, limited liability company):

III.

Organizational identification number issued by Pledgor’s state of incorporation or organization or a statement that no such number has been issued:

IV.

State of Organization or Incorporation of Pledgor:

V.

Chief Executive Office and principal place of business of Pledgor:

VI.

Corporate Offices of Pledgor:

VII.

Warehouses:

VIII.

Other Premises at which Collateral is Stored or Located:

IX.

Locations of Records Concerning Collateral:

SCHEDULE IV

ACCOUNTS